                                                                   EXHIBIT 10.17

================================================================================

                          DIAMOND WALNUT GROWERS, INC.

                                   $20,000,000

               7.35% Senior Notes, Series A, due December 1, 2013

                                  -------------

                             NOTE PURCHASE AGREEMENT

                                  -------------

                               Dated July 17, 2001

================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                                 HEADING                                     PAGE
SECTION 1.      AUTHORIZATION OF NOTES..........................................................     1

SECTION 2.      SALE AND PURCHASE OF NOTES......................................................     1

SECTION 3.      CLOSING.........................................................................     2

SECTION 4.      CONDITIONS TO CLOSING...........................................................     2

  Section  4.1. Representations and Warranties..................................................     2
  Section  4.2. Performance; No Default.........................................................     2
  Section  4.3. Compliance Certificates.........................................................     2
  Section  4.4. Opinions of Counsel.............................................................     3
  Section  4.5. Purchase Permitted by Applicable Law, etc.......................................     3
  Section  4.6. Sale of Other Notes.............................................................     3
  Section  4.7. Payment of Special Counsel Fees.................................................     3
  Section  4.8. Private Placement Number........................................................     3
  Section  4.9. Changes in Corporate Structure..................................................     3
  Section 4.10. Proceedings and Documents.......................................................     3

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................     4

  Section  5.1. Organization; Power and Authority...............................................     4
  Section  5.2. Authorization, etc..............................................................     4
  Section  5.3. Disclosure......................................................................     4
  Section  5.4. Organization and Ownership of Shares of Subsidiaries;
                    Affiliates..................................................................     4
  Section  5.5. Financial Statements............................................................     5
  Section  5.6. Compliance with Laws, Other Instruments, etc....................................     5
  Section  5.7. Governmental Authorizations, etc................................................     6
  Section  5.8. Litigation; Observance of Agreements, Statutes and Orders.......................     6
  Section  5.9. Taxes...........................................................................     6
  Section 5.10. Title to Property; Leases.......................................................     6
  Section 5.11. Licenses, Permits, etc..........................................................     6
  Section 5.12. Compliance with ERISA...........................................................     7
  Section 5.13. Private Offering by the Company.................................................     8
  Section 5.14. Use of Proceeds; Margin Regulations.............................................     8
  Section 5.15. Existing Debt; Future Liens.....................................................     8
  Section 5.16. Foreign Assets Control Regulations, etc.........................................     8
  Section 5.17. Status under Certain Statutes...................................................     9
  Section 5.18. Environmental Matters...........................................................     9

SECTION 6.        REPRESENTATIONS OF THE PURCHASER................................................     9

   Section  6.1.  Purchase for Investment.........................................................     9
   Section  6.2.  Source of Funds.................................................................     9

SECTION 7.        INFORMATION AS TO THE COMPANY...................................................    11

   Section  7.1.  Financial and Business Information..............................................    11
   Section  7.2.  Officer's Certificate...........................................................    13
   Section  7.3.  Inspection......................................................................    14

SECTION 8.        PREPAYMENT OF THE NOTES.........................................................    14

   Section  8.1.  Required Prepayments............................................................    14
   Section  8.2.  Optional Prepayments with Make-Whole Amount.....................................    14
   Section  8.3.  Allocation of Partial Prepayments...............................................    15
   Section  8.4.  Maturity; Surrender, etc........................................................    15
   Section  8.5.  Purchase of Notes...............................................................    15
   Section  8.6.  Make-Whole Amount...............................................................    15

SECTION 9.        AFFIRMATIVE COVENANTS...........................................................    17

   Section  9.1.  Compliance with Law.............................................................    17
   Section  9.2.  Insurance.......................................................................    17
   Section  9.3.  Maintenance of Properties.......................................................    17
   Section  9.4.  Payment of Taxes and Claims.....................................................    17
   Section  9.5.  Corporate Existence, etc........................................................    18

SECTION 10.       NEGATIVE COVENANTS..............................................................    18

   Section 10.1.  Transactions with Affiliates....................................................    18
   Section 10.2.  Merger, Consolidation, etc......................................................    18
   Section 10.3.  Liens...........................................................................    19
   Section 10.4.  Limitations on Debt.............................................................    20
   Section 10.5.  Consolidated Adjusted Net Worth.................................................    21
   Section 10.6.  Sale of Assets, Etc.............................................................    21
   Section 10.7.  Subordination of Payments to Members............................................    21
   Section 10.8.  Line of Business................................................................    22

SECTION 11.       EVENTS OF DEFAULT...............................................................    22

SECTION 12.       REMEDIES ON DEFAULT, ETC........................................................    24

   Section 12.1.  Acceleration....................................................................    24
   Section 12.2.  Other Remedies..................................................................    24
   Section 12.3.  Rescission......................................................................    24
   Section 12.4.  No Waivers or Election of Remedies, Expenses, etc...............................    25

SECTION 13.       REGISTRATION; EXCHANGE, SUBSTITUTION OF NOTES...................................    25

   Section 13.1.  Registration of Notes...........................................................    25
   Section 13.2.  Transfer and Exchange of Notes..................................................    25

  Section 13.3.  Replacement of Notes............................................................    26

SECTION 14.      PAYMENTS ON NOTES...............................................................    26

  Section 14.1.  Placement of Notes..............................................................    26
  Section 14.2.  Home Office Payment.............................................................    26

SECTION 15.      EXPENSES, ETC...................................................................    27

  Section 15.1.  Transaction Expenses............................................................    27
  Section 15.2.  Survival........................................................................    27

SECTION 16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT...................................................................    27

SECTION 17.      AMENDMENT AND WAIVER............................................................    27

  Section 17.1.  Requirements....................................................................    27
  Section 17.2.  Solicitation of Holders of Notes................................................    27
  Section 17.3.  Binding Effect, etc.............................................................    28
  Section 17.4.  Notes Held by Company, etc......................................................    28

SECTION 18.      NOTICES.........................................................................    29

SECTION 19.      REPRODUCTION DOCUMENTS..........................................................    29

SECTION 20.      CONFIDENTIAL INFORMATION........................................................    29

SECTION 21.      SUBSTITUTION OF PURCHASER.......................................................    30

SECTION 22.      MISCELLANEOUS...................................................................    31

  Section 22.1.  Successors and Assigns..........................................................    31
  Section 22.2.  Payments Due on Non-Business Days...............................................    31
  Section 22.3.  Severability....................................................................    31
  Section 22.4.  Construction....................................................................    31
  Section 22.5.  Counterparts....................................................................    31
  Section 22.6.  Governing Law...................................................................    31
  Section 22.7.  Additional Debt.................................................................    31

Signature........................................................................................    32

SCHEDULE A        --  Information Relating to Purchaser

SCHEDULE B        --  Defined Terms

SCHEDULE 5.4      --  Subsidiaries of the Company and Ownership of Subsidiary
                      Stock

SCHEDULE 5.5      --  Financial Statements

SCHEDULE 5.15     --  Existing Debt

EXHIBIT 1         --  Form of 7.35% Senior Note, Series A, due December 1, 2013

EXHIBIT 4.4(a)(1) --  Form of Opinion of California Counsel for the Company

EXHIBIT 4.4(a)(2) --  Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)    --  Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 10.7      --  Form of Section 7.05 of the By-laws of the Company

                          DIAMOND WALNUT GROWERS, INC.
                            1050 SOUTH DIAMOND STREET
                           STOCKTON, CALIFORNIA 95201

               7.35% Senior Notes, Series A, due December 1, 2013

                                                                     Dated as of
                                                                   July 17, 2001

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      DIAMOND WALNUT GROWERS, INC., a California corporation (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of $20,000,000 aggregate principal amount of its 7.35% Senior Notes, Series A, due December 1, 2013 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on December 4, 2001 or on such other Business Day, on or prior to December 7, 2001, as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number at Bank of America, NA., 555 California Street, San Francisco, California 94104. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

      Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2 or 10.7 hereof had such Sections applied since such date.

      Section 4.3. Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Downey, Brand, Seymour & Rohwer, California counsel for the Company and from Chapman and Cutler, special counsel for the Company, covering the matters set forth in Exhibits 4.4(a)(I) and 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Orrick, Herrington & Sutcliffe LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

      Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

      Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.I, the Company shall have paid on or before the date hereof and at Closing, the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date hereof and at Closing.

      Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

      Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to you that:

      Section 5.1. Organization; Power and Authority. The Company is an incorporated non-stock cooperative marketing association duly organized, validly existing and in good standing under the Food and Agricultural Code of the State of California and is not required to be qualified as a foreign corporation in any jurisdiction. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof. The Company is an "association" within the meaning of Section 54002 of the California Food and Agricultural Code, and is not subject in any manner to the terms of the California Corporate Securities law, Division 1 (commencing with Section 25000), Title 4 of the Corporation's Code of California.

      Section 5.2. Authorization, etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes constitute Senior Debt of the Company and rank pari passu with all other unsecured Senior Debt of the Company. The Notes including the principal amount thereof, interest thereon and Make-Whole Amount with respect thereto, if any, are hereby specifically designated as "Specified Senior Indebtedness" for the purposes of the Subordinated Loan Agreement.

      Section 5.3. Disclosure. The Company, through its agent, SPP Capital Partners, LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since July 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

      Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company is taxed as a cooperative under Subtitle A, Chapter 1, Subchapter T, Section 1381 et seq. of the Code and the Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Company and its Subsidiaries have not been previously audited by the Internal Revenue Service, but are in the process of being audited for the fiscal year ended July 31, 1998 by the Internal Revenue Service as of the date hereof.

      Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      (b) To the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

      Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount more than $300,000 in the case of any single Plan or in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is disclosed in the audited financial statements for the fiscal year ended July 31, 2000.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 34 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to reduce short term borrowings and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CPR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.00% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.00% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of May 1, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

      Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATION OF THE PURCHASER.

      Section 61. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b),
(c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statement of income of the Company and its
            Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

      setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations, subject to changes resulting from year-end adjustments;

            (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in members'
            equity, net proceeds and current member account and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                  (A) an opinion thereon of independent certified public
            accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

            cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants (or, so long as the
            Required Holders have not reasonably requested the aforementioned certificate, a footnote in the related annual audited financial statements) stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 1l(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

            receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. On December 1, 2009 and on each December 1 thereafter to and including December 1, 2012 the Company will prepay $4,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section
8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

      Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

Diamond Walnut Growers, Inc.                             Note Purchase Agreement

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace page "PX1" on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
      (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 9.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times be a corporation which operates on a cooperative basis as contemplated under Section 1381 et. seq. of the Code. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of a marketing cooperative's business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      Section 10.2. Merger, Consolidation, etc. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent, incorporated non-stock marketing cooperative organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such Person, (i) such Person shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes, (ii) such Person shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) such Person shall maintain in its by-laws or charter a provision analogous to Section 7.05 of the By-laws of the Company which is binding upon its Members;

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

            (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing assuming, for the purposes of Section 10.4(a), that such transaction occurred as of the end of the immediately preceding calendar month.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

      Section 10.3. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

      (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by
Section 9.4;

      (b) Liens of producers of farm products arising under Section 55631 of the California Food and Agricultural Code on inventory acquired from non-members;

      (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', material men's and other similar Liens) for sums not yet due and payable or the payment of which is not at the time required by Section 9.1 or
Section 9.4 and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

      (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

      (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

      (f) Liens on property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to a Wholly-Owned Subsidiary;

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      (g) Liens existing on the date of this Agreement and securing the Debt of the Company and its Subsidiaries referred to in Schedule 5.15;

      (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                  (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                  (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                  (iii) any such Lien shall be created contemporaneously with, or within the period beginning 365 days before and ending 365 days after days after, the acquisition or construction of such property;

      (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

      (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 103, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

      (k) other Liens not otherwise permitted by paragraphs (a) through (i), provided that at the time of incurrence of such Lien and immediately after giving effect thereto, the Debt secured thereby is permitted by Section 10.4.

      Section 10.4. Limitations on Debt.

      (a) Limitation on Total Debt. The Company will maintain a ratio of Total Debt to Total Capitalization of no more than 60% determined as of the end of each calendar month,

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

except that such ratio may exceed 60%, but not 75%, as of the end of September, October and November in each year.

      (b) Limitation on Priority Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Priority Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt of the Company or any such Subsidiary, Priority Debt would not exceed 20% of Consolidated Adjusted Net Worth.

      Section 10.5. Consolidated Adjusted Net Worth. The Company will, at all times, maintain Consolidated Adjusted Net Worth at not less than $35,000,000.

      Section 10.6. Sale of Assets, Etc. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to such Asset Disposition, the Company could incur at least $1.00 of additional Debt pursuant to Section 10.4(a) assuming such Asset Disposition occurred as of the end of the immediately preceding calendar month; and

            (d) the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 25% of Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Asset Disposition.

To the extent that the Net Sales Amount consisting of cash for any Transfer to a Person other than the Company or Subsidiary is applied to a Debt Prepayment Application or applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Sales Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Sales Amount so applied), only for the purpose of determining compliance with subsection (d) of this
Section 10.6 as of any date, shall be deemed not to be an Asset Disposition.

            Section 10.7. Subordination of Payments to Members. The Company will not, without the prior written consent of the Required Holders, amend, modify, supplement or rescind, Section 7.05 of the By-Laws of the Company, as in effect on the date hereof. A true and correct copy of said Section
      7.05 of the By-laws of the Company is attached as Exhibit 10.7.

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

            Section 10.8. Line of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or-Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.6, inclusive; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 Business Days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt as a result of the failure by the Company or a Subsidiary to pay principal, premium or interest on such Debt; or

            (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under. ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or, any Subsidiary thereunder;

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

      and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable,

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed

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Diamond Walnut Growers, Inc.                             Note Purchase Agreement

in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as you and the Other Purchasers have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

      Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-hole Amount, if any, and interest becoming due and payable on the Notes shall be made in San Francisco, California at the principal office of Bank of America, NA. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most

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Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

      Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

      Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section I2 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      Section 17.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

      Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Directors of Finance and Treasury, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or . omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20 and providing the Company assurances that such holder will enter into further agreements with language no more burdensome on the holder than the language contained in this Section 20 as reasonably requested by the Company in order to comply with Regulation FD.

SECTION 21. SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes-to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

      Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      Section 22.7. Additional Debt. Subject to the terms and provisions hereof, the Company may, from time to time, issue and sell additional senior promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement. Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof including, without limitation, the priority of the Notes and the percentage of the Notes required to approve an amendment or effectuate a waiver under the provisions of Section 17.1 or the percentages of the Notes required to accelerate the Notes or rescind such an acceleration under the provisions of
Section 12.1.

Diamond Walnut Growers, Inc.                          Note Purchase Agreement

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                 VERY TRULY YOURS,

                                 DIAMOND WALNUT GROWERS, INC.

                                 By /s/ Michael P. Riley
                                    -----------------------------
                                    Name:
                                    Title:

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

The foregoing is hereby agreed
 to as of the date thereof.

                               TEACHERS INSURANCE AND ANNUITY
                               ASSOCIATION OF AMERICA

                               By /s/ John Goodreds
                                  ----------------------------
                                  Name:  John Goodreds
                                  Title: Associate Director - Private Placements

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

                                 CONNECTICUT GENERAL LIFE INSURANCE
                                  COMPANY

                                 By:  CIGNA Investments, Inc. (authorized
                                                          agent)

                                 By /s/ Robert W. Eccles
                                    -------------------------------------
                                    Name:  Robert W. Eccles
                                    Title: Managing Director

                       INFORMATION RELATING TO PURCHASERS

                                                                                 PRINCIPAL AMOUNT
                                                                                       OF
                                                                                   NOTES TO BE
NAME AND ADDRESS OF PURCHASER                                                       PURCHASED
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA                              $10,000,000
730 Third Avenue

New York, New York  10017-3206

Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

Chase Manhattan Bank
Account of: Teachers Insurance and Annuity Association of America
For further credit to the TIAA Account Number.
Reference: PPN# Issuer/Mat.  Date/Coupon Rate/P&I Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Notes; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
Attention: Securities Accounting Division
Telephone: (212) 916-4188
Fax: (212) 916-6955

A copy of all notices of payment and all other notices and communications shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
Attention: John Goodreds
Telephone:        (212) 916-6578 (John Goodreds)
                  (212) 490-9000 (General Number)
Fax:              (212) 916-6582 (Team Fax Number)

Name of Nominee in which Notes are to be issued: None

                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                                                          PRINCIPAL AMOUNT
                                                                                OF
                                                                            NOTES TO BE
NAME AND ADDRESS OF PURCHASER                                                PURCHASED
CONNECTICUT GENERAL LIFE INSURANCE COMPANY                                $      3,000,000
c/o CIGNA Investments, Inc.                                               $      3,000,000
900 Cottage Grove Road                                                    $      3,000,000
Hartford, Connecticut 06152-2307                                          $      1,000,000
Attention: Private Securities Division - S-307
Fax: 860-726-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire
Transfer to:

Chase NYCICTR/
BNF=CIGNA Private Placements/
OBI=[name of company; description of security; interest rate; maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Securities Processing S-309 900 Cottage Grove Road
Hartford, Connecticut 06152-2309

CIG & Co.
C/o CIGNA Investments, Inc.
Attention: Private Securities S-307
Operations Group
900 Cottage Grove Road
Hartford, Connecticut 06152-2307
Fax: 860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.  Private Placement Servicing

P.O. Box 1508
Bowling Green Station
New York, New York 10081 Attention: CIGNA Private Placements
Fax: 212-552-3107/1005

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

Address for All Other Notices:
CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Private Securities Division - S-307
900 Cottage Grove Road
Hartford, Connecticut 05152-2307
Fax: 860-726-7203
Name of Nominee in which Notes are to be issued: CIG & Co.

                                  DEFINED TERMS

      Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

      Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Asset Disposition" means any Transfer except:

      (a) any

            (i) Transfer from a Subsidiary to the Company or a Subsidiary; and

            (ii) Transfer from the Company to a Subsidiary.

      so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

      (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

      "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or

                                   SCHEDULE B
                          (to Note Purchase Agreement)
property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

      (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.3, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

      (k) other Liens not otherwise permitted by paragraphs (a) through (j), provided that at the time of incurrence of such Lien and immediately after giving effect thereto, the Debt secured thereby is permitted by Section 10.4.

      Section 10.4. Limitations on Debt.

      (a) Limitation on Total Debt. The Company will maintain a ratio of Total Debt to Total Capitalization of no more than 60% determined as of the end of each calendar month, except that such ratio may exceed 60%, but not 75%, as of the end of September, October and November in each year.

      (b) Limitation on Priority Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Priority Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt of the Company or any such Subsidiary, Priority Debt would not exceed 20% of Consolidated Adjusted Net Worth.

      Section 10.5. Consolidated Adjusted Net Worth. The Company will, at all times, maintain Consolidated Adjusted Net Worth at not less than $35,000,000.

      Section 10.6. Sale of Assets, Etc. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to such Asset Disposition, the Company could incur at least $1.00 of additional Debt pursuant to Section 10.4(a) assuming such authorized to be closed, and (b) for the purposes of any other provision of this

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

      Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, or Stockton, California are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligations" means, with respect to any Person and any Capital Lease, the amount of the obligation of such Person as the Lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means Diamond Walnut Growers, Inc., a California corporation.

      "Confidential Information" is defined in Section 20.

      "Consolidated Adjusted Net Worth" means, as of the date of any determination thereof, Members' Equity plus (to the extent deducted in determining Members' Equity) the sum. of (without duplication): (i) deferred tax liabilities of the Company or any Subsidiary and (ii) Cumulative Recourse Offered Preferred Shares.

      "Consolidated Total Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

      "Cumulative Recourse Offered Preferred Securities" means the Cumulative Recourse Offered Preferred Securities (cumulative securities) issued by DW Capital Trust 1, pursuant to the Preferred Securities Purchase Agreement dated as of August 20, 1998 among DW Capital Trust I, the Company and The Prudential Insurance Company of America and any renewal, extension or refinancing thereof without increase in principal amount or material amendment or modification to any applicable subordination provisions.

      "Debt" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) any Guaranty of such Person or letter of credit of such Person, with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. "Debt" of any Person shall not include (i) such obligations of the character described in clauses (a) through (d) above, if owed or made by the Company or any Subsidiary to the Company or any Wholly-Owned Subsidiary, (ii) any unfunded obligations which may now or hereafter exist in respect of pension, retirement or other similar plans of the Company or any Subsidiary or (iii) except for the purposes of Section 11(f), the Subordinated Notes and the related Subordinated Guarantee and Cumulative Recourse Offered Preferred Securities.

      "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Sales Amount (or portion thereof) with respect to such Transfer to pay Senior Debt of the Company or any Subsidiary (other than Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to prepay the Ratable Portion of the Notes on a date which is not less than 30 days after the date of the notice of offer). If any holder of a Note fails to accept in writing such offer of prepayment within 15 day of receipt of the notice of offer, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Sales Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

      "Default Rate" means that rate of interest that is the greater of (i) 9.35% per annum or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in San Francisco, California as its "base" or "prime" rate.

      "Disposition Value" means, at any time, with respect to any property

            (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

            (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

      "Material Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of Closing) of the Company.

      "Member" means any member of the Company in accordance with the Articles of Incorporation and By-Laws of the Company.

      "Members' Equity" means, as of the date of any determination thereof, the amount indicated as "total members' equity" as indicated in the most recent quarterly or annual, as the case may be, consolidated balance sheet of the Company.

      "Memorandum" is defined in Section 5.3.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "Net Sales Amount" means, with respect to any Transfer of any property by the Company or any Subsidiary, an amount equal to the difference of:

            (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such Subsidiary in good faith) received by the Company or such Subsidiary in respect of such Transfer minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company or such Subsidiary in connection with such Transfer.

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2. "Other Purchasers" is defined in Section 2.

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Priority Debt" means the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.3(k) and (b) all Debt of Subsidiaries (except Debt held by the Company or a Wholly-Owned Subsidiary.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Property Reinvestment Application" means, with respect to any Transfer of property, the application of the Net Sales Amount (or a portion thereof) with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the business of such Person.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Required Holders" means, at any time, the holders of at least 66-213% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Debt" means and includes (i) any Debt of the Company owing to any Person which is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other Debt of the Company and (ii) Debt of any Subsidiary due and owing to any Person other than the Company, another Subsidiary or an Affiliate.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

      "Subordinated Guarantee" shall mean the Guarantee Agreement of the Company dated August 20, 1998, as amended, in respect of the Subordinated Notes issued pursuant to the Subordinated Loan Agreement.

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

      "Subordinated Loan Agreement" shall mean the Subordinated Loan Agreement dated as of August 20, 1998 between the Company and DW Capital Trust I, as amended.

      "Subordinated Notes" shall mean the Subordinated Notes due 2009-2011 of the Company issued pursuant to the Subordinated Loan Agreement and any other securities ranking pari passu with the Subordinated Notes or junior thereto (pursuant to subordination provisions at least as favorable to the Notes as the subordination provisions applicable on the date hereof to the Subordinated Notes) and which have an average life to maturity (determined in accordance with standard financial practice) greater than the then average life to maturity of the Subordinated Notes.

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

      "Total Capitalization" shall mean, at any time, the sum of (i) Total Debt plus (ii) Consolidated Adjusted Net Worth.

      "Total Debt" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

Diamond  Walnut Growers, Inc.                    Note Purchase Agreement

      "Transfer" means, with respect to any Person, any transaction in which such person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

      "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the equity securities (except directors' qualifying shares) of which are owned by the Company and/or the Company's other Wholly-Owned Subsidiaries.

                               SUBSIDIARIES OF THE
                              COMPANY AND OWNERSHIP
                               OF SUBSIDIARY STOCK

                                                                    PERCENTAGE OF
                                                                  _____ STOCK OWNED
                                                                    BY COMPANY AND
                                       JURISDICTION OF                 OTHER
     NAME OF SUBSIDIARY                 INCORPORATION               SUBSIDIARIES
----------------------------           --------------            ------------------
1.  Diamond Nut Company, Inc.            California                    100%

2.  Diamond of Europe Gmbh                Germany                       75%

                                 SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                 DESCRIPTION OF
                              FINANCIAL STATEMENTS
                             DELIVERED TO PURCHASER

      1. Audited Annual Financial Statement for fiscal years ending July 31, 1996 through July 31, 2000.

      2. Unaudited six month financial statements for period ended January 31, 2001.

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                               DESCRIPTION OF DEBT
                       OF THE COMPANY AND ITS SUBSIDIARIES
                                AS OF MAY 1, 2001

      1. Master Loan Agreement entered into as of March 12, 2001 between Co-Bank, ACB and the Company.

      2. Credit Agreement (Receivables and Inventory) entered into as of February 26, 1998 between Bank of America National Trust and Savings Association and the Company.

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                          DIAMOND WALNUT GROWERS, INC.

               [____]% Senior Note, Series A due December 1, 2013

No. [_______]                                                             [Date]
$[__________]                                                    PPN[__________]

      FOR VALUE RECEIVED, the undersigned, DIAMOND WALNUT GROWERS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [_______], or registered assigns, the principal sum of [_______] DOLLARS on December 1, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.35% per annum from the date hereof, payable quarterly, on the first day of each March, June, September and December in each year, commencing with the March 1, June 1, September 1 or December 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.35% or (ii) 2.00% over the rate of interest publicly announced by Bank of America N.A. from time to time in San Francisco, California as its "base" or "prime" rate.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, San Francisco, California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

      This Series A Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 17, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                    EXHIBIT 1
                          (to Note Purchase Agreement)
duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                              DIAMOND WALNUT GROWERS, INC.

                                              By
                                                ________________________________
                                                 Name:
                                                 Title:

                                      E-1-2

                  DESCRIPTION OF OPINION OF CALIFORNIA COUNSEL
                                 TO THE COMPANY

      The closing opinion of Downey, Brand, Seymour & Rohwer, California counsel for the Company, which is called for by Section 4.4(a)(l) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

            1. The Company is an incorporated non-stock cooperative marketing association duly organized, validly existing and in good standing under the Food and Agricultural Code of the State of California, it is not required to be qualified as a foreign corporation in any jurisdiction, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged. The Company is taxed as a cooperative under Subtitle A, Chapter 1, Subchapter T, Section 1381 et seq. of the Code.

            2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

            3. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal and valid contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal and valid obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any California governmental body, is necessary in connection with the execution and delivery of the Note Purchase Agreements or the Notes.

            6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreements do not conflict with or

                                EXHIBIT 4.4(a)(1)
                          (to Note Purchase Agreement)
      result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

      The opinion of Downey, Brand, Seymour & Rohwer shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. Such opinion shall not be a so-called "Accord" opinion and shall not contain an exception for the application of California usury laws.

                                  E-4.4(a)(1)-2

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

      The closing opinion of Chapman and Cutler, special counsel for the Company, which is called for by Section 4.4(a)(2) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

            1. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Federal governmental body is necessary in connection with the execution and delivery of the Note Purchase Agreements or the Notes.

            2. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                               EXHIBIT 4.4(a)(2)
                          (to Note Purchase Agreement)

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Orrick, Herrington & Sutcliffe LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

            1. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            2. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Orrick, Herrington & Sutcliffe LLP shall also state that the respective opinions of Downey, Brand, Seymour & Rohwer and Chapman and Cutler are satisfactory in scope and form to Orrick, Herrington & Sutcliffe LLP and that, in their opinion, the Purchasers are justified in relying thereon.

      In rendering the opinion set forth in paragraph 1 above, Orrick, Herrington & Sutcliffe LLP may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California and the By-laws of the Company. The opinion of Orrick, Herrington & Sutcliffe LLP is limited to the laws of the State of New York and the Federal laws of the United States.

      With respect to matters of fact upon which such opinion is based, Orrick, Herrington & Sutcliffe LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

                       FORM OF SECTION 7.05 OF THE BY-LAWS
                                 OF THE COMPANY

Section 7.05 Obligation to Return Net Proceeds

      The Association shall pay to each member his pro rata portion of the net proceeds of the sales of all walnuts on the basis of the quantity or value or both of walnuts delivered by such member. Net proceeds shall be determined by deducting from the gross proceeds received from the sale of all walnuts delivered by all patrons the expenses of receiving, packing, processing, marketing and otherwise handling such walnuts. Expenses shall include, but not be limited to, all general and administrative expenses, losses (unless the Board of Directors shall otherwise determine as hereafter provided), allowance for depreciation on property and bad debts, and any interest on funds used by the Association. The Association may retain amounts from such net proceeds to provide capital for the operations of the Association as contributions to the revolving fund or funds and as reasonable unallocated reserves.

      Within eight and one-half months after the close of each fiscal year the Association shall account for each member's pro rata share of the net proceeds of any pool closing during the fiscal year by payment in cash and/or retaining and allocating same to the revolving fund account of member as hereafter provided.

      Notwithstanding the provisions of the Articles of Incorporation of this Association, of any other By-law of this Association, or of any Marketing Agreement to which the Association is a party, this Association shall not make any distributions to patrons arising from the marketing of agricultural products delivered by such patrons, or make any advances upon such distributions, if such distributions or advances would cause this Association to fail to make timely payments of any monies due under the terms of any promissory note issued by, or the payment of which is guaranteed by, this Association.

(Amended September 16, 1982.)

                                  EXHIBIT 10.7
                          (to Note Purchase Agreement)

                          DIAMOND WALNUT GROWERS, INC.
                            1050 SOUTH DIAMOND STREET
                           STOCKTON, CALIFORNIA 95201

               7.35% Senior Notes, Series A, due December 1, 2013

                      Amendment to Note Purchase Agreement
                            Dated as of July 17, 2001

                                                                    Dated as of
                                                                December 1, 2004

TO EACH OF THE HOLDERS OF THE ABOVE NOTES
AS LISTED IN THE ATTACHED SCHEDULE A

Ladies and Gentlemen:

      DIAMOND WALNUT GROWERS, INC., a California corporation (the "Company"), agrees with you as follows:

      1. Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement dated as of July 17, 2001 (the "Agreement"), between the Company and you (or your predecessor in interest listed in Schedule A to the Agreement) pursuant to which the Company issued its 7.35% Senior Notes, Series A, due December 1,2013, held by you. Certain capitalized terms used in this Amendment are defined in Schedule B to the Agreement.

      2. Amendments.

      (a) Section 10.4(a) of the Agreement is hereby amended in its entirety to read as follows:

            (a) Limitation on Total Debt. The Company will maintain a ratio of Total Debt to Total Capitalization, determined as of the end of each calendar month:

                  (i) of no more than 75% for each September, October and November,

                  (ii) of no more than 70% for each calendar month from and including December, 2004 to and including July, 2005, and

                  (iii) of no more than 60% for every other calendar month.

            (b) On and after the date hereof, each reference in the Agreement to "this Agreement" or to "the Other Agreements" or the like shall mean "this Agreement" or "the Other Agreements" as amended hereby.

      3. Scope of Amendment. Except as specifically amended above, (a) the Agreement and the Other Agreements shall each remain in full force and effect and each is hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the holders of the Notes, nor constitute a waiver of any provision of the Agreement, the Notes or any other document, instrument or agreement constituting executed in connection therewith.

      4.    Miscellaneous.

      (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

      (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                           Very truly yours,

                           DIAMOND WALNUT GROWERS, INC.

                           By /s/ Matt Connors
                              --------------------------------------
                              Name:  Matt Connors
                              Title: VP - Controller

The foregoing is hereby agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY
   ASSOCIATION OF AMERICA


By /s/ Marina Mavrakis
   -------------------------------------------

  Name:  Marina Mavrakis
        --------------------------------------
  Title: Managing Director
         -------------------------------------

PRU & CO.

By /s/ Prudential Investment Management, Inc.,
       a general partner
   -------------------------------------------

  Name:  Iris Krause
         -------------------------------------
  Title: Vice President
         -------------------------------------

               [Signature page to Amended Note Purchase Agreement]

                                   SCHEDULE A

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
PRU & CO.